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                              LEXINGTON HOUSE, INC.

                           8% Secured Promissory Note


$393,672.74


     LEXINGTON HOUSE, INC., a Connecticut corporation (the "Company") , for value received, hereby promises to pay to the order of Lexington Health Care Group LLC (the "Payee"), an entity with its principal office in New Britain, Connecticut, on the principal sum of $393,672.74 (or such lesser principal amount as may then be outstanding), together with unpaid interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance at the rate of 8% per annum from the date hereof within five years from the date of this Note (the "Maturity Date"). The principal amount of the Note may be prepaid by the Company, in whole or in part, without premium or penalty, at any time. Interest shall be paid quarterly. Upon any prepayment of this Note, all accrued but unpaid interest on the principal amount being prepaid shall be paid to the holder on the date of prepayment. All payments hereunder shall be applied first to interest then to principal.

     If the Company shall fail to make a payment of principal or interest when due; or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of his assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in affect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed for a period of ninety (90) days or more; or if the Company, by any act or omission shall indicate consent to, approve of or acquiescence in any such petition, application or proceeding or the appointment of, a custodian, receiver or any trustee for all or any substantial part of its properties, or if the Company shall suffer such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety (90) days or more, or the Company violates any term or provision of this Note and same remains uncured for a period of 15 days after notice thereof by any Noteholder, then and in any such event (each such event, an "Event of Default"), the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable.


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     Payments of principal, premium, if any, and interest are to be made in lawful money of the United States of America at the principal offices of the Payee (or at such bank as may be designated by the Payee or at such other place as the Company and the Payee may mutually agree). Interest shall be paid quarterly.

     1. Security Agreement.

     The payment, when due, of principal and interest hereunder, is secured by the Collateral, as that term is defined in the Security Agreement between the Company and the Payee, dated the date hereof (the "Security Agreement") and is secured in the manner provided in the Security Agreement.

     2. Covenants of Company.

          a. The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

               (i) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

               (ii) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

               (iii) At all times maintain, preserve, protect and keep its property used and useful in the conduct of its business in good repair, working order and conditions, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

               (iv) Will not issue or incur any indebtedness which is senior to the Company's obligations under this Note;

               (v) Keep adequately insured by financially sound insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

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               (vi) At all times keep true and correct books, records and accounts.

     3. Miscellaneous.

     3.1 All the covenants and agreements made by the Company in this Note shall bind its successors and assigns.

     3.2 No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate. Any such waiver must be in writing and signed by the holder and the Company.

     3.3 This Note may be amended only by a written instrument executed by the Company and the holder hereof. Any amendment shall be endorsed upon this Note, and all future holders shall be bound thereby.

     4.4 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the Payee, to the address shown on the books of the Company; and if to the Company, to: Lexington House, Inc., 35 Park Place, New Britain, Connecticut, Attention:
President, or to such other address as the Company may advise the holder of this
Note in writing. Notices shall be deemed given when mailed.

     4.5 The provisions of this Note shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of Connecticut.

     4.6 In the event that this Note is placed in the hands of an attorney for collection, or in the event that any action be instituted on this Note, or any action is taken with respect to a default hereunder, the holder hereof shall be entitled to the payment by the Company and any other party liable for the obligations of the Company hereunder of all expenses in connection therewith, including, without limitation, reasonable attorney fees.

     4.7 The headings of the Sections of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.


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     IN WITNESS WHEREOF, LEXINGTON HOUSE, INC. has caused this Note to be executed in its corporate name by its President.

Dated: June 30, 1996

                                                LEXINGTON HOUSE, INC.



                                                By: /s/ Jack Friedler
                                                    -----------------
                                                    Jack Friedler
                                                    President

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